AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BAIRD FUNDS, INC.

The undersigned Secretary of Baird Funds, Inc. (the “Corporation”), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the Baird LargeCap Fund as a class of shares of the Corporation together with the Investor Shares and Institutional Shares Series of such class as indicated below.

“Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

‘A.  The Corporation shall have the authority to issue an indefinite number of shares with a par value of $.01 per share.  Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares
Baird MidCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird SmallCap Value Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Aggregate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Quality Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Plus Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Ultra Short Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Long-Term Credit Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Small/Mid Cap Value Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Chautauqua Global Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Chautauqua International Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite’”

This Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 14, 2017 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes.  Shareholder approval was not required.  As of the close of business on December 28, 2017, no shares of the Investor Shares and Institutional Shares Series of the Baird LargeCap Fund were issued and outstanding.

Executed this 28th day of December, 2017.

BAIRD FUNDS, INC.

By:  /s/ Charles M. Weber
        Charles M. Weber, Secretary

This instrument was drafted by:

Leah N. Cry
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202

18223719.2